EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Michael J. Rockenbach	Press Contact:	Robin Austin
	Chief Financial Officer		Director, Public Relations
	(714) 885-3695		(714) 885-3462
Emulex Announces Acquisition of Aarohi Communications
Acquisition Provides Building Blocks for 10Gb/s Data Center Networking Solutions and
Intelligent Storage Platforms
     COSTA MESA, Calif. and SAN JOSE, Calif., April 19, 2006 – Emulex Corporation (NYSE:ELX), the most trusted name in storage networking connectivity, and Aarohi Communications announced today the two companies have signed a definitive agreement for Emulex to acquire Aarohi, a leading supplier of intelligent data center networking components and software.
     The acquisition is expected to provide the critical building blocks for intelligent data center infrastructure solutions, and will further enable Emulex to differentiate and expand its product portfolio to serve two new market segments – 10Gb/s data center networking and intelligent storage platforms. Emulex estimates the market for data center networking, which includes solutions for intelligent storage I/O, server clustering and high performance data networking, and the market for intelligent storage platform solutions, including storage virtualization, represents a combined incremental total available market for the Company of more than $500 Million by 2010.
     Aarohi’s unique architecture is highly integrated, incorporates high-performance processing capability, and supports multiple protocols, making it ideal for these emerging markets. This acquisition will also enable Emulex to further expand it leadership position in virtualization technologies. The Company expects to leverage Aarohi’s intelligent processor engines for robust storage virtualization solutions, such as Intelligent Switching Platforms and SAN

Emulex To Acquire Aarohi
April 19, 2006

Appliances, which combined with Emulex’s recently announced LightPulse® Virtual HBA technology, position Emulex for end-to-end virtualization technology leadership in the SAN market.
     Under the terms of the agreement, Emulex will acquire Aarohi for a transaction value of up to approximately $39 million in cash, contingent consideration, assumed debt and assumed Aarohi stock options, plus employee equity incentive compensation. The board of directors and shareholders of Aarohi have approved the acquisition and it is expected to be complete on or near May 1, 2006, subject to certain closing conditions. Aarohi consists of approximately 72 employees, primarily engineers based in both San Jose, California and Bangalore, India. Emulex also anticipates further expansion of the Bangalore site, and expects it to become one of its major research and development facilities over the next two to three years.
     “The acquisition of Aarohi will expand Emulex’s reach in the data center networking arena, which includes 10Gb/s iSCSI, high performance server clustering and the acceleration of Ethernet-based network traffic. This acquisition will also provide Emulex with an industry-leading suite of building blocks for intelligent storage platforms that enable storage virtualization applications and accommodate a variety of advanced storage and networking applications,” said Paul F. Folino, Chairman and Chief Executive Officer of Emulex. “This acquisition complements Emulex’s existing OEM business model and provides us with a protocol agnostic connectivity strategy, and also meets our key objective for accelerating Emulex’s revenue growth by tapping into these incremental markets.”
     Aarohi’s intelligent processor technology, as exemplified by the AV150 Intelligent Storage Processor launched in November 2004, enable non-disruptive data migration and data replication, heterogeneous volume management, and virtual tape libraries, and ultimately offer end users significant improvements in data availability and storage utilization. With multiple design wins and strategic partnerships, these product lines are expected to begin production shipments in late calendar 2006. Aarohi’s announced customer base includes McDATA, which will bring the key underlying technology to market in its forthcoming intelligent switch

Emulex To Acquire Aarohi
April 19, 2006

platform. In addition, Aarohi has been working with a number of strategic partners on porting software solutions to the Aarohi platform.
     “The combined strengths of Emulex and Aarohi will enable a broadened family of intelligent next generation Data Center solutions that span multiple protocols and drive enhanced capabilities into the storage ecosystem,” said Ameesh Divatia, CEO of Aarohi Communications. “The combination of Emulex’s longstanding industry strength and Aarohi’s leading innovation and technologies will offer tremendous benefits to our mutual customers.”
     “McDATA is the leader in delivering new services into storage networks, so teaming with Emulex via its acquisition of Aarohi allows for a new higher level of intelligence to be delivered in the network,” said John Kelley, Chairman and CEO of McDATA. “Customers around the world are seeing the advantages of moving costly functions from servers and storage arrays into the network and this partnership will enable McDATA to deliver more advanced services to our customers.”
     Folino continued, “The tremendous synergies between Aarohi’s high performance, flexible architecture and Emulex’s unique device driver and software expertise will provide a powerful integrated foundation for leadership as the market for 10Gb/s data center networking solutions, regardless of protocol, emerges over the next several years.”
     Additional details and financial information related to the acquisition with be shared during the Company’s Fiscal 3rd Quarter Earnings call on April 27, 2006.
About Aarohi Communications
     Aarohi Communications is a leading provider of Intelligent SAN Components and FabricStream™ Software, enabling high performance, scalable and cost-effective implementations of a next generation storage and server infrastructures. Founded in 2001, Aarohi provides award-winning intelligent storage processors and intelligent storage adapters to the industry’s leading storage system, network and server blade vendors to deliver intelligent storage

Emulex To Acquire Aarohi
April 19, 2006

solutions that access, classify and mover stored data — at wire speed. For more information, visit Aarohi’s web site at www.aarohi.net. Aarohi is headquartered at 405 River Oaks Parkway, San Jose, California 95134 and can be contacted by phone at +1.408.434.6064 or e-mail at marketing@aarohi.net.
About Emulex
     Emulex Corporation is the most trusted name in storage networking connectivity. The world’s leading server and storage providers rely on Emulex award-winning HBAs, embedded storage switching and I/O controller products to build reliable, scalable and high performance storage solutions. Emulex ranked number 19 in the Deloitte 2005 Technology Fast 50 and is listed on the New York Stock Exchange (NYSE:ELX). Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
EMULEX | We network storage
Emulex Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. These forward-looking statements include the estimate of total available market, the ability to leverage the Aarohi technology, plans for research and development in India, and anticipated customer benefits. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the ability to close the transaction as proposed and to realize the anticipated benefits on a timely basis or at all, and the company’s ability to integrate the technology, operations and personnel of Aarohi into its existing operations in a timely and efficient manner. Additional factors that could affect future results include the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; fluctuation in the growth of Fibre Channel and IP markets; changes in economic conditions or changes in end-user demand for technology solutions; fluctuations or delays in customer orders; the highly competitive nature of the markets for Emulex’s products; Emulex’s ability to gain market acceptance for its products; the company’s ability to attract and retain skilled personnel; the company’s reliance on third-party suppliers. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q.
This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.
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